SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
The following is the text of an advertisement first issued by ICN
Pharmaceuticals, Inc. in the Wall Street Journal on October 13, 2000 and to be issued subsequently in other publications:

This is ICN . . .
Innovation and Growth.

Compounded Growth 29%                  Vision = Results
5 Years of Record Revenues

(1,3) Revenues (BAR GRAPH)             Financial Results:

1995         273M                      ICN's compounded five-year
1996         347M                      growth is our success:
1997         527M                      -Revenues 29%;
1998         698M                      -Operating income 44%
1999         747M

Compounded Growth 44%                  Shareholder Value Results:
4 Years of Record Operating Income     Strong Stock Performance . . . (4)

(1,3) Operating Income (BAR GRAPH)

1995          47M                      YTD     1 Yr     5 Yr     10 Yr
                                       ---     ----     ----     -----
1996          43M                      35%     101%     142%     914%
1997          64M
1998         121M (2)
1999         199M

(3) Dividends (BAR GRAPH)              ICN delivered to shareholders.

1995        $0.19
1996        $0.20
1997        $0.21
1998        $0.24
1999        $0.28


1 Excludes Yugoslavia.
2 Excludes Eastern European charges, including losses incurred in Yugoslavia in the second quarter of 1998, losses incurred in the third quarter of 1998, related to the Russian economic crisis, and the write-off of ICN Yugoslavia.
3 Charts not to scale.
4 Cumulative return based on the stock price as of close of business 10/6/00 excluding dividend reinvestment.

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2000 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2000 annual meeting of stockholders. Information regarding these participants is contained in the
Schedule 14A filed by ICN with the Securities and Exchange Commission on October 6, 2000.

ICN Pharmaceuticals, Inc.
3300 Hyland Avenue, Costa Mesa, CA  92626
TEL: 800-548-5100 x2403, WEB: icnpharm.com

[Logo of ICN Pharmaceuticals, Inc.]